UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 27, 2004

(Date of Report, date of earliest event reported)

Stage Stores, Inc.

(Exact name of registrant as specified in its charter)

1-14035

(Commission File Number)
NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)
10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(713) 667-5601

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On July 27, 2004, Stage Stores, Inc. announced the appointment of Cynthia "Cinny" Murray to the position of Executive Vice President, General Merchandise Manager, effective August 2, 2004. Ms. Murray will report to Jim Scarborough, Chairman, President and Chief Executive Officer, and will oversee the Company's misses sportswear, junior sportswear, special sizes, accessories, cosmetics, dresses, home & gifts, outerwear and swimwear departments. Ms. Murray will replace Vivian McDonald, who will be retiring after approximately 20 years with the Company.

Ms. Murray has a distinguished career in the retail industry with nearly 25 years of experience, primarily in senior merchandising positions. Most recently, she was Senior Vice President, Merchandising - Stores and Catalog at Talbot's.

A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits

    Financial statements of business acquired.

    Not applicable.

    Pro forma financial information.

    Not applicable.

    Exhibits.

99.1 News Release issued by Stage Stores, Inc. on July 27, 2004 announcing the appointment of Cynthia "Cinny" Murray to the position of Executive Vice President, General Merchandise Manager, effective August 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                                                     STAGE STORES, INC.

July 28, 2004                                                                                                                /s/ Michael E. McCreery

(Date)                                                                                                                           Michael E. McCreery

                                                                                                                                     Executive Vice President and Chief

                                                                                                                                     Financial Officer